UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2007 (February 16, 2007)

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	0-18645	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On February 16, 2007, Trimble Navigation Limited (the “Company”) entered into an amendment and restatement of the Company’s existing unsecured credit agreement with The Bank of Nova Scotia, as administrative agent, issuing bank and swing line bank, Citibank, N.A. and BMO Capital Markets, as co-syndication agents, and Bank of America, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and a syndicate of other lenders party to the agreement (the “Credit Agreement”).

The Credit Agreement increased the availability under the revolving facility by $100,000,000, for availability of an aggregate principal amount of up to $300,000,000, and provided for a term loan in an aggregate principal amount of up to $100,000,000, for an aggregate facility of up to $400,000,000. The funds available under the Credit Agreement may be used by the Company for general corporate purposes and for financing certain acquisitions, including the financing of the acquisition of @Road, Inc. and payment of transaction fees and expenses related to the acquisition. Up to $25 million of the revolving facility may be used for the issuance of letters of credit on behalf of the Company, and up to $20 million may be used for swing line loans.

The Company may borrow, repay and reborrow funds under the revolving facility until the maturity of February 16, 2012, at which time the revolving facility terminates, and all amounts borrowed must be repaid. Amounts not borrowed under the revolving facility will be subject to a commitment fee, to be paid in arrears on the last day of each fiscal quarter, ranging from 0.125% to 0.225% per annum depending on the Company’s leverage ratio as of the most recently ended fiscal quarter. The term loan will be repaid in quarterly installments, with principal being amortized at the following annual rates: year 1 at 10%, year 2 at 15%, year 3 at 15%, year 4 at 20%, year 5 at 20%, with the last quarterly payment to be made at the maturity of February 16, 2012, together with a final payment of 20% of the original principal amount. The term loan may be prepaid by the Company in whole or in part, subject to certain minimum thresholds, without penalty or premium.

On February 20, 2007, the Company made an initial borrowing of $150,000,000 under the revolving facility and $100,000,000 under the term facility of the Credit Agreement. Additional funds may be borrowed under the Credit Agreement in U.S. Dollars or in certain other currencies. Borrowings will bear interest, at the Company’s option, at either: (i) a floating per annum base rate based on the administrative agent’s prime rate or other agreed-upon rate, depending on the currency borrowed, plus a margin of between 0% and 0.125%, depending on the Company’s leverage ratio as of its most recently ended fiscal quarter, or (ii) a reserve-adjusted fixed per annum rate based on LIBOR, EURIBOR, STIBOR or other agreed-upon rate, depending on the currency borrowed, plus a margin of between 0.625% and 1.125%, depending on the Company’s leverage ratio as of the most recently ended fiscal quarter. Interest will be paid on the last day of each fiscal quarter with respect to borrowings bearing interest based on a floating rate, or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at a fixed rate. The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company's domestic subsidiaries.

The Credit Agreement contains customary affirmative, negative and financial covenants including, among other requirements, negative covenants that restrict the Company's ability to dispose of assets, create liens, incur indebtedness, repurchase stock, pay dividends, make acquisitions, enter into mergers and acquisitions, make investments and make capital expenditures, and financial covenants that require the maintenance of maximum leverage and minimum fixed charge coverage ratios.

The Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events, material judgments, and events constituting a change of control. Upon the occurrence and during the continuance of an event of default, interest on the obligations will accrue at an increased rate and the lenders may accelerate the Company’s obligations under the Credit Agreement; however that acceleration will be automatic in the case of bankruptcy and insolvency events of default. Additionally, the Company’s subsidiaries that have guaranteed the Credit Agreement could be required to pay the full amount of the Company's obligations under the Credit Agreement.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On February 16, 2007, the Company completed the acquisition of @Road, Inc., of Fremont, California for a total purchase price of $493.1 million. @Road common stockholders will receive $5.00 in cash and 0.0447 shares of Trimble common stock for each outstanding share of @Road common stock.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2007, the Company amended Article III of its Articles of Incorporation to effect a two-for-one stock split payable on February 22, 2007. The text of the amendment is as follows:

Article III of the Articles of Incorporation of this corporation is amended and restated to read in its entirety as follows:

“III

This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock (“Preferred”) and Common Stock (“Common”). The total number of shares of Preferred this corporation shall have the authority to issue is 3,000,000 without par value, and the total number of shares of Common this corporation shall have the authority to issue is 180,000,000 without par value. The Preferred shares authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences and privileges of any wholly unissued series of Preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them.

Upon the adoption of this amendment each outstanding share of Common is split up and converted into two shares of Common.”

ITEM 9.01 Financial Statements and Exhibits.

The Company will file the financial statements required by Regulation S-X not later than seventy-one calendar days after the date that this Current Report on Form 8-K is filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        TRIMBLE NAVIGATION LIMITED
                  a California corporation

Dated: February 23, 2007            /s/ Irwin Kwatek
                  Irwin Kwatek
Vice President